EXHIBIT 4.2

WMC FINANCE (USA) LIMITED

A.B.N. 98 061 718 198

Issuer

AND

WMC RESOURCES LTD

A.B.N. 76 004 184 598

AND

WMC (OLYMPIC DAM CORPORATION) PTY LTD

A.B.N. 99 007 835 761

AND

WMC FERTILIZERS PTY LTD

A.B.N. 30 004 936 850

Guarantors

First Supplemental

Indenture

Dated as of May 8, 2003

(Supplemental to Indenture Dated as of May 8, 2003)

TO

THE BANK OF NEW YORK

Trustee

US$500,000,000 5.125% Guaranteed Notes due 2013, and

US$200,000,000 6.250% Guaranteed Notes due 2033

FIRST SUPPLEMENTAL INDENTURE, dated as of May 8, 2003, among WMC FINANCE (USA) LIMITED (A.B.N. 98 061 718 198), a corporation duly organized and existing under the laws of the Commonwealth of Australia (herein called the “Company”), as Issuer, having its principal office at 60 City Road, Southbank, Victoria, 3006, Australia, WMC RESOURCES LTD (A.B.N. 76 004 184 598), a corporation duly organized and existing under the laws of the Commonwealth of Australia, as Parent Guarantor (herein called the “Parent Guarantor”), having its principal office at 60 City Road, Southbank, Victoria, 3006, Australia, WMC (OLYMPIC DAM CORPORATION) PTY LTD (A.B.N. 99 007 835 761), a corporation duly organized and existing under the laws of the Commonwealth of Australia, as Subsidiary Guarantor, having its principal office at 60 City Road, Southbank, Victoria, 3006, Australia, WMC FERTILIZERS PTY LTD (A.B.N. 30 004 936 850), a corporation duly organized and existing under the laws of the Commonwealth of Australia, as Subsidiary Guarantor (and, together with the Parent Guarantor and other Subsidiary Guarantor, the “Guarantors”), having its principal office at 60 City Road, Southbank, Victoria, 3006, Australia, and The Bank of New York, a New York banking corporation, as Trustee (herein called “Trustee”).

R E C I T A L S:

WHEREAS, the Company and the Parent Guarantor have heretofore executed and delivered to the Trustee, an Indenture, dated as of May 8, 2003 (the “Existing Indenture”, and the Existing Indenture, as the same may be amended or supplemented from time to time, including by this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 901 of the Existing Indenture permits the Company, the Parent Guarantor and the Trustee to enter into an indenture supplemental to the Existing Indenture to provide for the issuance of and establish the form and terms and conditions of any additional series of Securities as permitted by Sections 201 and 301 of the Existing Indenture;

WHEREAS, pursuant to resolutions of the Board of Directors of the Company, the Company is authorized to issue up to US$700,000,000 aggregate principal amount of Securities in one or more series of Securities and the Company desires by this First Supplemental Indenture to create two series of Securities to be issuable under the Existing Indenture, as supplemented by this First Supplemental Indenture, and to be known as the Company’s 5.125% Guaranteed Notes due 2013 (the “2013 Notes”) and the Company’s 6.250% Guaranteed Notes due 2033 (the “2033 Notes” and, together with the 2013 Notes, the “Notes”);

WHEREAS, pursuant to resolutions of the Boards of Directors of the Guarantors, the Guarantors have authorized the issuance of the guarantees of the Notes as set forth herein (the “Guarantees”);

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture to establish the form and terms of the Notes and Guarantees; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement according to its terms have been done;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the Notes provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1. Relation to Existing Indenture

This First Supplemental Indenture constitutes an integral part of the Existing Indenture (the provisions of which, as modified by this First Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series.

Section 1.2. Definitions

For all purposes of this First Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned thereto in this Section 1.2, and (ii) which are defined in the Existing Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this First Supplemental Indenture:

1.2.1 All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture;

1.2.2 The terms “hereof”, “herein”, “hereby”, “hereto”, “hereunder” and “herewith” refer to this First Supplemental Indenture; and

1.2.3 The following terms, as used herein, have the following meanings:

“Agent Member” means any member of, or participant in, the Depositary.

“Agent Member Transferee” has the meaning specified in Section 2.7(b) hereof.

“Agent Member Transferor” has the meaning specified in Section 2.7(b) hereof.

“Applicable Procedures” means with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authorized Officer“ means any person (whether designated by name or the persons for the time being holding a designated office) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose of the Existing Indenture or this First Supplemental Indenture, provided that written notice of such appointment shall have been given to the Trustee.

“Board of Directors“ means either the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of that board.

“Board Resolution“ when used with reference to the Company or any Guarantor means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Closing Date” shall mean May 8, 2003.

“Code” means the United States Internal Revenue Code of 1986, as amended and as in effect on the date hereof.

“Comparable Treasury Issue” has the meaning specified in the form of Note contained in Section 2.3.

“Comparable Treasury Price” has the meaning specified in the form of Note contained in Section 2.3.

“Debt” means any indebtedness of any Person for money borrowed, including any indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness, and any guarantee thereof.

“DTC” or “Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange 2013 Notes” means the notes issued pursuant to the Exchange Offer in respect of the 2013 Notes and their Successor Securities.

“Exchange 2033 Notes” means the notes issued pursuant to the Exchange Offer in respect of the 2033 Notes and their Successor Securities.

“Exchange Notes” means the Exchange 2013 Notes and the Exchange 2033 Notes.

“Exchange Offer” has the meaning specified in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Funded Indebtedness” means all Debt (including Debt incurred under any revolving credit, letter of credit or working capital facility in excess of A$25 million) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

“Global Note” means any Note bearing the legend specified in Section 2.2 evidencing all or part of the Notes, issued to the Depositary or its nominee and registered in the name of the Depositary. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes.

“Guarantees” has the meaning ascribed to it in the Recitals.

“Guarantors” means the Parent Guarantor and the Subsidiary Guarantors.

“Independent Investment Banker” has the meaning specified in the form of Note contained in Section 2.3.

“Initial Purchasers” means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and the other Persons named in Schedule I to the Purchase Agreement.

“Interest Payment Date” has the meaning specified in the form of Note contained in Section 2.2.

“Notes” has the meaning ascribed to it in the Recitals.

“Original 2013 Notes” means all 2013 Notes other than Exchange 2013 Notes.

“Original 2033 Notes” means all 2033 Notes other than Exchange 2033 Notes.

“Original Notes” means the Original 2013 Notes and the Original 2033 Notes.

“Owner Transferee” has the meaning specified in Section 2.7(b) hereof.

“Owner Transferor” has the meaning specified in Section 2.7 (b) hereof.

“Parent Guarantor” means WMC Resources Ltd.

“Predecessor Security“ of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Primary Treasury Dealer” has the meaning specified in the form of Note contained in Section 2.3.

“Purchase Agreement” means the Purchase Agreement, dated as of May 5, 2003, among the Company, the Guarantors and the Initial Purchasers.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Redemption Price” has the meaning specified in the form of Note contained in Section 2.3.

“Reference Treasury Dealer” has the meaning specified in the form of Note contained in Section 2.3.

“Reference Treasury Dealer Quotations” has the meaning specified in the form of Note contained in Section 2.3.

“Registered Notes” means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

“Registrable Notes” shall mean the Notes; provided, however, that a Note shall cease to be a Registrable Note when (i) in the circumstances contemplated by Section 2.2 hereof, the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated therein; (ii) in the circumstances contemplated by Section 2.2 hereof, a Shelf Registration Statement registering such Note under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Note is sold pursuant to either Rule 144 or Regulation S under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such Note is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Note shall cease to be outstanding.

“Registration Default” has the meaning specified in the form of Note contained in Section 2.2.

“Registration Default Period” has the meaning specified in the form of Note contained in Section 2.2.

“Registration Rights Agreement” has the meaning specified in Section 2.2.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 2.1 hereof.

“Remaining Life” has the meaning specified in the form of Note contained in Section 2.3.

“Restricted Global Transferred Amount” has the meaning specified in Section 2.7(b) hereof.

“Restricted Global Note” has the meaning specified in Section 2.1.

“Restricted Holder Transferor” has the meaning specified in Section 2.7(c) hereof.

“Restricted Note” means all Notes required pursuant to Section 2.7 to bear any Restricted Securities Legend. Such term includes the Restricted Global Note.

“Restricted Period” means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Original Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of the Original Notes pursuant to the Purchase Agreement occurs.

“Restricted Securities Legend” has the meaning specified in Section 2.7.

“Rule 144A” means Rule 144A under the United States Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Securities” has the meaning ascribed to it in the Recitals.

“Shelf Registration Statement” has the meaning specified in the form of Note contained in Section 2.2.

“Special Interest” has the meaning specified in the form of Note contained in Section 2.2.

“Special Interest Notice” has the meaning specified in Section 2.5.

“Step-Up” has the meaning specified in the form of Note contained in Section 2.2.

“Subsidiary Guarantors” means WMC (Olympic Dam Corporation) Pty Ltd and WMC Fertilizers Pty Ltd.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Transfer Restriction” has the meaning specified in Section 2.7(a) hereof.

“Treasury Rate” has the meaning specified in the form of Note contained in Section 2.3.

“Unrestricted Global Note” has the meaning specified in Section 2.1 hereof.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Trustee’s certificates of authorization shall be in substantially the form set forth in Section 2.5.

The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

In certain cases described elsewhere herein, the legends set forth in the first five paragraphs of Section 2.2 may be omitted from Notes issued hereunder.

Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in Sections 2.2 and 2.3, with the notation of guarantees in the form set forth in

Section 2.4 and with such applicable legends as provided herein (each, a “Restricted Global Note”). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company, endorsed with the Guarantees by the Guarantors and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 2.7 hereof.

Upon their original issuance, Notes offered and sold in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in Sections 2.2 and 2.3, with the notation of Guarantees in the form set forth in Section 2.4 and with such applicable legends as provided herein (each, a “Regulation S Global Note”). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company, endorsed with the Guarantees by the Guarantors and authenticated by the Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of such Notes (or to such other accounts as they may direct) at Euroclear or Clearstream. After such time as the applicable Restricted Period shall have terminated, each such Regulation S Global Note shall be referred to herein as an “Unrestricted Global Note”. The aggregate principal amount of any Regulation S Global Note or any Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 2.7 hereof.

For all purposes of this First Supplemental Indenture, the term “Restricted Notes” shall include all Notes issued upon registration or transfer of, in exchange for or in lieu of Restricted Notes except as otherwise provided in Section 2.7 hereof.

Section 2.2. Form of Face of the Notes

[INCLUDE IF NOTE IS A GLOBAL NOTE—THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITORY TRUST COMPANY IS THE DEPOSITARY—UNLESS THIS CERTIFICATE IS

PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.7 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OR TRANSFER OF THIS GLOBAL NOTE OTHERWISE THAN AS SET FORTH ABOVE, WMC FINANCE (USA) LIMITED OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.7 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED)—THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.]

WMC FINANCE (USA) LIMITED

A.B.N. 98 061 718 198

[    ]% Guaranteed Notes Due [            ]

[If Restricted Global Note—CUSIP Number             ]

[If Regulation S Global Note—CUSIP Number            / ISIN Number

            /Common Code Number             ]

No.	$

WMC FINANCE (USA) LIMITED (A.B.N. 98 061 718 198), a corporation duly organized and existing under the laws of the Commonwealth of Australia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to, as supplemented by the First Supplemental Indenture), for value received, hereby promises to pay to                    , or registered assigns, the principal sum of                      Dollars [if the Note is a Global Note, then insert—, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Notes shall initially equal [insert aggregate principal amount of series] in the aggregate, provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional securities with terms and conditions identical to those of the Notes, which additional securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, as supplemented by the First Supplemental Indenture] on                     , and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on              and              in each year, commencing             , at the rate of     % per annum, to, but excluding, the date that the

principal hereof is paid or made available for payment [if the Note is a Registrable Note, then insert—provided that if: (i)(A) if the Company has not filed the Exchange Offer Registration Statement with the Commission on or before [            ], 2003, (B) in the event that the Shelf Registration Statement is required or requested to be filed with the Commission pursuant to the terms of the Registration Rights Agreement, dated May 8, 2003, among the Company, the Parent Guarantor and the Representatives of the Initial Purchasers for the benefit of the Holders of the Notes (the “Registration Rights Agreement”), the Company has not filed the Shelf Registration Statement with the Commission within 60 days after so required or requested, or (ii) the Exchange Offer Registration Statement has not become effective within 180 days of the date of original issuance of the Notes (or if such 180th day is not a Business Day, the next succeeding Business Day), or (iii) any such Shelf Registration Statement has not become effective within 240 days of the date of original issuance of the Notes (or if such 240th day is not a Business Day, the next succeeding Business Day), or (iv) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made), or (v) any Exchange Offer Registration Statement or Shelf Registration Statement is filed, declared effective but shall thereafter either be withdrawn by the Company, become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement or otherwise cease to be available for resales of any Registrable Notes contemplated thereby (except as specifically permitted pursuant to the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed, declared effective and made available for such purposes, in each case (i) through (v) (each a “Registration Default”) as required by the Registration Rights Agreement, then the per annum interest rate borne by this Note shall increase by adding 0.25% thereto, as liquidated damages and not as a penalty, for the first 90 days from the first day on which such Registration Default occurs and by adding an additional 0.25% thereto (for a maximum increase of 0.50% per annum) for the remaining period of such Registration Default to but not including the first day thereafter on which no Registration Default is continuing (such interest being referred to as the “Special Interest”), all in accordance with the provisions of the Registration Rights Agreement, and in which case the Company shall provide notice to the Trustee of such increase in interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, as supplemented by the First Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the              or              (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [if the Note is a Registrable Note, then insert—provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if any (as defined herein)) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture, as supplemented by the First Supplemental Indenture.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal and interest, if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after such Stated Maturity or earlier Redemption Date solely by reason of such delay.

Payment of the principal of (and premium, if any) and interest on this Note will be made by check at the offices or agencies of the Company maintained for that purpose in New York and Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that, except as provided below, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and provided further that if a Holder of more than US$1.0 million in principal amount of Notes has given wire transfer instructions to the Parent Guarantor at least ten Business Days prior to the applicable Interest Payment Date, the Company shall pay all principal and any premium and interest (including any Special Interest) on that Holder’s Notes in accordance with those instructions]; provided, however, that so long as this Note is registered in the name of The Depository Trust Company or its nominee, all payments of principal, premium, if any, and interest will be made by the Company in immediately available funds, in accordance with the Applicable Procedures of the Depositary.

All payments of, or in respect of, principal of and any premium and interest on this Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or of the applicable jurisdiction of any successor Person pursuant to Article Eight of the Indenture, or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Company will pay such Additional Amounts (as described in Section 1007 of the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such payment) in the payment to the Holder of this Note of the amounts which would have been payable in respect of this Note had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by one of its Authorized Officers.

Dated:

WMC Finance (USA) Limited

By

Name: Title:

Section 2.3. Form of Reverse of the Notes

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of May 8, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Parent Guarantor and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of May 8, 2003, (herein called the “First Supplemental Indenture”) among the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee, and reference is hereby made to the Indenture, as supplemented by the First Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Company has appointed The Bank of New York at its corporate trust office in New York, New York as the paying agent (herein called the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes.

This Note may be redeemed by the Company in whole or in part, at its option at any time and from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Note to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate (as defined below) plus [            ] basis points, together with, in each case, accrued interest on the principal amount of the Note to be redeemed to the Redemption Date. In connection with such optional redemption the following defined terms apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining terms of the Note to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Note.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for that Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company, after first consulting with the Trustee, to act as the “Independent Investment Banker”.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. or their respective affiliates, plus three others to be selected by the Company, in each case, that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if that Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to that Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolation (on a day count basis), computed as of the third Business Day immediately preceding that Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the registered address of each Holder of Notes to be redeemed. On and after any Redemption Date, interest will cease to accrue on this Note or any portion thereof called for redemption, unless the Company shall default in the payment of the Redemption Price and any accrued interest. Prior to any Redemption Date, the Company shall deposit with a Paying Agent or the Trustee money sufficient to pay the Redemption Price of and any accrued interest on the Notes to be redeemed on such date. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee in compliance with the requirements of any securities exchange on which the Notes may be listed (which, to the extent not inconsistent with the requirements of any such securities exchange, shall be by such method as the Trustee shall deem fair and appropriate).

The Redemption Price shall be calculated by the Independent Investment Banker and the Company, the Trustee and any Paying Agent for the Note shall be entitled to conclusively rely on such calculation.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In addition to the Company’s ability to redeem this Note pursuant to the foregoing, this Note may be redeemed by the Company on the terms set forth, and as more fully described in the Indenture, as supplemented by the First Supplemental Indenture, in certain circumstances where the Company or any Guarantor would be required to pay Additional Amounts in respect hereof as a result of a change or amendment of any law, regulation or published tax ruling of Australia or of the applicable jurisdiction of any successor Person pursuant to Article Eight of the Indenture, or any political subdivision or taxing authority thereof or therein, affecting taxation, or change in the official administration, interpretation or application thereof, in each case occurring after the issue date hereof (or the succession date of such successor Person) or which change in such official administration, interpretation or application shall not have been available to the public prior to the issue date hereof (or the succession date of such successor Person), which change shall require the Company or such Guarantor to pay Additional Amounts.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Note is a part or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture, as supplemented by the First Supplemental Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared (or, in some circumstances, automatically become) due and payable in the manner and with the effect provided in the Indenture, as supplemented by the First Supplemental Indenture.

The Notes are entitled to the benefits of the covenants of the Company set forth in Article Ten of the Indenture.

[If this Note is a Global Note, insert—This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time such Depositary ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, at a time when such Depositary is required to be so registered in order to act as Depositary, and the Company fails to appoint a successor Depositary under the Indenture, (ii) the Company executes and delivers to the Trustee a Company Order that the Global Note shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. To the extent that the Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes registered in such names as the Depositary may direct.]

Unless the context otherwise requires, the Original [insert series designation] Notes and the Exchange [insert series designation] Notes (as defined in the Indenture, as supplemented by the First Supplemental Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The Indenture, as supplemented by the First Supplemental Indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture, as supplemented by the First Supplemental Indenture, also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by any or all of the Company or the Guarantors, with certain provisions of the Indenture and the First Supplemental Indenture and certain past defaults under the Indenture and the First Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, as supplemented by the First Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture and the First Supplemental Indenture (including the Guarantees) or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Note or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Section 2.7 of the First Supplemental Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture, as supplemented by the First Supplemental Indenture, and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Guarantor, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert—This Note is a Global Note and is subject to the provisions of the Indenture and the First Supplemental Indenture relating to Global Notes, including the limitations in Section 2.7 of the First Supplemental Indenture on transfers and exchanges of Global Notes.]

This Note and the Guarantees shall be governed by and construed in accordance with the law of the State of New York in the United States, but without giving effect to the principles of conflicts of laws thereof.

All terms used in this Note and the notation of the Guarantees set forth below which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as supplemented by the First Supplemental Indenture.

Section 2.4. Form of Notation of Guarantee

WMC RESOURCES LTD (A.B.N. 76 004 184 598), a corporation duly organized and existing under the laws of the Commonwealth of Australia (herein called the “Parent Guarantor”, which term include any successor Person under the Indenture, as supplemented by the First Supplemental Indenture, (the “Indenture”) referred to in the Note on which this notation is endorsed) and WMC (OLYMPIC DAM CORPORATION) PTY LTD (A.B.N. 99 007 835 761), a corporation duly organized and existing under the laws of the Commonwealth of Australia and WMC FERTILIZERS PTY LTD (A.B.N. 30 004 936 850), a corporation duly organized and existing under the laws of the Commonwealth of Australia (each herein called a “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors”), has unconditionally guaranteed, pursuant to the terms of the Guarantees contained in Article Fourteen of the Indenture and Article Three of the First Supplemental Indenture, the due and punctual payment of the principal of and any premium and interest (including any Special Interest)

on this Note (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture, as supplemented by the First Supplemental Indenture.

All payments pursuant to the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or the jurisdiction of organization of any successor Guarantors or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the relevant Guarantor will pay such Additional Amounts (as defined in the Indenture, as supplemented by the First Supplemental Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such payment) in the payment to each Holder of a Note of the amounts which would have been payable in respect of the relevant Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.

The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Guarantees and the Indenture, as supplemented by the First Supplemental Indenture are expressly set forth in Article Fourteen of the Indenture and Article Three of the First Supplemental Indenture, and reference is hereby made to such Articles and the First Supplemental Indenture for the precise terms of the Guarantee.

The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of the Guarantees is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

WMC RESOURCES LTD		WMC (OLYMPIC DAM CORPORATION) PTY LTD

By		By
	Name: Title:		Name: Title:

WMC FERTILIZERS PTY LTD

By
Name: Title:

Section 2.5. Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,

By:	As Trustee

Authorized Signatory

Section 2.6. Title and Terms

(a) 2013 Notes. The 2013 Notes shall be issued in one series and shall be known and designated as the “5.125% Guaranteed Notes due 2013” of the Company. The aggregate principal amount of the 2013 Notes that may initially be authenticated and delivered under this First Supplemental Indenture is limited to $500,000,000, except for 2013 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2013 Notes pursuant to Section 304, 305, 306 or 906 of the Existing Indenture or Article Two of this First Supplemental Indenture. The Company may, without the consent of the Holders of the 2013 Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP number and terms as to status, redemption or otherwise as the 2013 Notes, in which event such notes, the Original 2013 Notes and the Exchange 2013 Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The Stated Maturity of the 2013 Notes shall be May 15, 2013, and they shall bear interest and have such other terms as are described in Sections 2.2 and 2.3 of this First Supplemental Indenture. The 2013 Notes shall have the benefit of a Guarantee under the terms set forth in Article Three hereof.

The Company shall have no obligation to redeem or purchase the 2013 Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The 2013 Notes shall be redeemable at the election of the Company, as a whole or from time to time in part at the times and at the prices specified in the form of Note set forth in Section 2.3 of this First Supplemental Indenture.

The 2013 Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Existing Indenture.

Upon their original issuance, the 2013 Notes offered and sold in accordance with Rule 144A shall be issued in the form of one or more Global Notes, as provided in this First Supplemental Indenture, registered in the name of The Depository Trust Company, as Depositary, or its nominee and deposited with the Trustee, as custodian for The Depository Trust Company, for credit by The Depository Trust Company to the respective accounts of beneficial owners of the 2013 Notes represented thereby (or such other accounts as they may direct). The Global Notes shall bear the legends provided for in the form of Note contained in Section 2.2 of this First Supplemental Indenture and may be exchanged in whole or in part for 2013 Notes registered, and transfers of Global Notes in whole or in part may be registered, in the name or names of Persons other than the Depositary only as set forth herein and in the Indenture.

The 2013 Notes shall have the benefit of the covenants set forth in Article Ten of the Existing Indenture.

Unless the context otherwise requires, the Original 2013 Notes and the Exchange 2013 Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The 2013 Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

The 2013 Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Existing Indenture.

(b) 2033 Notes. The 2033 Notes shall be issued in one series and shall be known and designated as the “6.250% Guaranteed Notes due 2033” of the Company. The aggregate principal amount of the 2033 Notes that may initially be authenticated and delivered under this First Supplemental Indenture is limited to $200,000,000, except for 2033 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2033 Notes pursuant to Section 304, 305, 306 or 906 of the Existing Indenture or Article Two of this First Supplemental Indenture. The Company may, without the consent of the Holders of the 2033 Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP number and terms as to status, redemption or otherwise as the 2033 Notes, in which event such notes, the Original 2033 Notes and the Exchange 2033 Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The Stated Maturity of the 2033 Notes shall be May 15, 2033, and they shall bear interest and have such other terms as are described in Sections 2.2 and 2.3 of this First

Supplemental Indenture. The 2033 Notes shall have the benefit of a Guarantee under the terms set forth in Article Three hereof.

The Company shall have no obligation to redeem or purchase the 2033 Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The 2033 Notes shall be redeemable at the election of the Company, as a whole or from time to time in part at the times and at the prices specified in the form of Note set forth in Section 2.3 of this First Supplemental Indenture.

The 2033 Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Existing Indenture.

Upon their original issuance, the 2033 Notes offered and sold in accordance with Rule 144A shall be issued in the form of one or more Global Notes, as provided in this First Supplemental Indenture, registered in the name of The Depository Trust Company, as Depositary, or its nominee and deposited with the Trustee, as custodian for The Depository Trust Company, for credit by The Depository Trust Company to the respective accounts of beneficial owners of the 2033 Notes represented thereby (or such other accounts as they may direct). The Global Notes shall bear the legends provided for in the form of Note contained in Section 2.2 of this First Supplemental Indenture and may be exchanged in whole or in part for 2033 Notes registered, and transfers of Global Notes in whole or in part may be registered, in the name or names of Persons other than the Depositary only as set forth herein and in the Indenture.

The 2033 Notes shall have the benefit of the covenants set forth in Article Ten of the Existing Indenture.

Unless the context otherwise requires, the Original 2033 Notes and the Exchange 2033 Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

The 2033 Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

The 2033 Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Existing Indenture.

Section 2.7. Restricted Securities; Transfers and Exchanges

(a) Restricted Notes. Restricted Notes shall be subject to the restrictions on transfer (the “Transfer Restrictions”) provided in the applicable legend(s) (the “Restrictive Legends”) required to be set forth on the face of each Restricted Note pursuant to Section 2.2, unless compliance with the Transfer Restrictions shall be waived by the Company in writing delivered to the Trustee.

The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note upon receipt by the Company of evidence satisfactory to it (which may include an opinion of independent counsel experienced in matters of United States federal securities law) that, as of the date of determination, such Restricted Note (a) has been transferred by the Holder thereof pursuant to Rule 144 promulgated under the Securities Act, (b) has been sold pursuant to an effective registration statement under the Securities Act, or (c) has been transferred in a transaction satisfying all the requirements of Rule 903 or 904 (as applicable) of Regulation S, and receipt by the Trustee of an Officer’s Certificate certifying that the Company has received such evidence. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company may terminate the Transfer Restrictions with respect to any particular Restricted Note in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee an Officer’s Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

At the request of the Holder and upon the surrender of such Restricted Notes to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 2.7, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted Note) shall thereupon cease to be a “Restricted Note” for all purposes of this First Supplemental Indenture.

The Company shall notify the Trustee in writing of the effective date of any registration statement registering any Restricted Notes under the Securities Act and shall ensure that any opinion of counsel received by it in connection with the removal of any Restrictive Legend is also addressed to the Trustee. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any opinion of counsel.

As used in this Section 2.7(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

(b) Transfers Between Global Notes

(i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest (an “Owner Transferor”) in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an “Owner Transferee”) who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.7 (b)(i). Upon receipt by the Trustee, as Security Registrar, at the

Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an “Agent Member Transferor”) with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an “Agent Member Transferee”) (which shall be an account with Euroclear or Clearstream or both) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the “Restricted Global Transferred Amount”), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(ii) Restricted Global Note to Unrestricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.7(b)(ii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account with Euroclear or Clearstream) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.7(b)(iii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor (which, in the case of beneficial interest in the Regulation S Global Note, must be an account with Euroclear or Clearstream or both) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

(c) In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 2.7, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company and the Trustee from time to time and, in the case of a transfer or exchange involving a Global Note, the Applicable Procedures.

(d) Notwithstanding the foregoing, during the period of two years after the Closing Date, the Company and Parent Guarantor shall not, and shall not permit any of their Affiliates that are Subsidiaries, to purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions) unless, immediately upon any such purchase, the Company and Parent Guarantor or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Company and Parent Guarantor further agree to ask their Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

(e) Notwithstanding the foregoing provisions of this Section 2.7, a Successor Security of a Note that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144 under the Securities Act, in which case the Trustee, at the written direction of the Company, shall authenticate and deliver the Successor Security bearing a Restricted Securities Legend as provided in this Indenture.

ARTICLE THREE

GUARANTEE OF NOTES

Section 3.1. Guarantees

The Guarantors hereby unconditionally guarantee to each Holder of a Note of the series known as the Company’s 5.125% Guaranteed Notes due 2013 (the “2013 Notes”) and the Company’s 6.250% Guaranteed Notes due 2033 (the “2033 Notes” and, together with the 2013 Notes, the “Notes”), authenticated and delivered by the Trustee, jointly and severally the due and punctual payment of the principal (including any amount due in respect of original issue discount) of and any premium and interest (including any Special Interest) on such Note (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture. Each Guarantor hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Notes or the Indenture, any failure to enforce the provisions of the Notes or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of the Notes or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each Guarantor, increase the principal amount of the Notes or the interest rate thereon or increase any premium payable upon redemption thereof. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to the Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and any premium and interest (including any Special Interest) thereon (and any Additional Amounts in respect thereof) or as provided in Article Four, Section 802 or Article Thirteen of the Existing Indenture and Section 3.3 of this First Supplemental Indenture. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Existing Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.

Each Guarantor shall be subrogated to all rights of each Holder of the Notes against the Company in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of its Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest (including any Special Interest) on all the Notes of the same series and of like tenor (and any Additional Amounts payable in respect thereof) shall have been paid in full.

No past, present or future stockholder, officer, director, employee or incorporator of any of the Guarantors shall have any personal liability under the Guarantees set forth in this Section 3.1 by reason of his or its status as such stockholder, officer, director, employee or incorporator.

The Guarantees set forth in this Section 3.1 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 3.2. Execution of Guarantees

To evidence its guarantee to the Holders specified in Section 3.1, each Guarantor hereby agrees to execute the notation of the Guarantee in substantially the form set forth in Section 2.4 to be endorsed on each Note of each series authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 3.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note of each series a notation of such Guarantee. Each such notation of the Guarantee shall be signed on behalf of the relevant Guarantor, by any Authorized Officer, prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor. Such signatures upon the notation of the Guarantee may be manual or facsimile signatures of any present, past or future such Authorized Officers and may be imprinted or otherwise reproduced below the notation of the Guarantee, and in case any such Authorized Officer who shall have signed the notation of the Guarantee shall cease to be such Authorized Officer before the Note on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Guarantee had not ceased to be such Authorized Officer of the Guarantor.

Section 3.3. Release of Subsidiary Guarantees

A Guarantee to the Holders specified in Section 3.1 issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not a Subsidiary of the Parent Guarantor, of all of the Parent Guarantor’s ordinary shares in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by the Indenture), (ii) upon such Subsidiary Guarantor’s ceasing to be a Restricted Subsidiary, in accordance with the terms of the Indenture or (iii) if at any time any such Subsidiary Guarantor shall no longer be a guarantor of (or co-obligor on) any Funded Indebtedness of the Parent Guarantor other than each series of Notes and other than Funded Indebtedness of the Parent Guarantor (a) subject to a release provision substantially similar to this Section 3.3 and (b) the related guarantee (or obligation) of which will be released substantially concurrently with the release of the Guarantee of such Subsidiary Guarantor pursuant to this Section 3.3 (but only for so long as such Subsidiary Guarantor is not so required to be a guarantor; upon any subsequent requirement that such Subsidiary Guarantor become a guarantor of any Funded Indebtedness, such Subsidiary Guarantor shall immediately provide a Guarantee pursuant to Section 3.4 hereof). Such Subsidiary Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Existing Indenture and this First Supplemental Indenture and the Guarantee of such Subsidiary Guarantor shall be of no further force or effect. Following the receipt by the Trustee of any such notice, the Company shall cause the Indenture to be amended as provided in Section 9.01 thereof; provided, however, that the failure to so amend the Indenture shall not affect the validity of the termination of the Guarantee of such Subsidiary Guarantor.

Section 3.4. Guarantees by Subsidiary Guarantors

For so long as any Notes remain Outstanding, each Subsidiary Guarantor that has executed this Supplemental Indenture and provided a Guarantee to the Holders specified in Section 3.1, which Guarantee has been released pursuant to Section 3.3, must execute and deliver a supplemental indenture to the Indenture, substantially in the form of Article Three, providing for a Guarantee by such Subsidiary Guarantor and a notation of such Guarantee substantially in the form of Section 2.4, within 30 days of such Subsidiary Guarantor becoming a guarantor or co-obligor of any Funded Indebtedness of the Parent Guarantor.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1. Agreements of the Subsidiary Guarantors

4.1.1 For purposes of the Notes issued under this First Supplemental Indenture, each Subsidiary Guarantor hereby undertakes to comply with the requirements of Article Ten of the Existing Indenture to the same extent as would be required if each reference in such Article Ten to “Guarantor” constituted a reference to such Subsidiary Guarantor until such time as such Subsidiary Guarantor’s obligations under this First Supplemental Indenture have been released pursuant to Section 3.3 hereof and not reinstated pursuant to Section 3.4 hereof.

4.1.2 For purposes of the Notes issued under this First Supplemental Indenture, Section 501 of the Existing Indenture shall be hereby amended so that references therein to the “Guarantor” shall be deemed also to refer to each Subsidiary Guarantor until such time as such Subsidiary Guarantor’s obligations under this First Supplemental Indenture have been released pursuant to Section 3.3 hereof and not reinstated pursuant to Section 3.4 hereof.

Section 4.2. Conditions Precedent

The effectiveness of this First Supplemental Indenture is conditioned upon the receipt by the Trustee of the items specified in Section 903 of the Existing Indenture.

Section 4.3. Relationship to Existing Indenture

The First Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this First Supplemental Indenture is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 4.4. Modification of the Existing Indenture

Except as expressly modified by this First Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 4.5. Notices, Etc., to the Subsidiary Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with a Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to such Subsidiary Guarantor addressed to it at the address of its principal office specified in the first paragraph of this First Supplemental Indenture or at any other address previously furnished in writing to the Trustee.

Section 4.6. Governing Law

This instrument, including the Guarantees, shall be governed by and construed in accordance with the laws of the State of New York in the United States, but without giving effect to the principles of conflicts of laws thereof.

Section 4.7. Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.8. Trustee Not Responsible for Recitals or Issuance of Securities

The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 4.9. Submission to Jurisdiction; Appointment of Agent for Service of Process.

Each of the Company and each Guarantor hereby appoints Corporation Service Company acting through its office at 111 Eighth Avenue, New York, New York in the United States as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this First Supplemental Indenture, the Notes or any Guarantee of the Notes, as the case may be, instituted in any United States federal or state court in the Borough of Manhattan, The City of New York by the Holder of any Note and agrees that service of process upon such Authorized Agent, together with written notice of said service to the Company or the relevant Guarantor, as the case may be, by the person serving the same addressed to its principal office specified in the first paragraph of this First Supplemental Indenture or at any other address previously furnished in writing to the Trustee, shall be deemed in every respect effective service of process upon the Company or the relevant Guarantor, as the case may be, in any such legal action or proceeding, and each of the

Company and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding. Such appointment shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities issued under this Indenture have been paid by the Company or the Guarantors, as the case may be, to the Trustee pursuant to the terms hereof, the Securities and the Guarantees. Notwithstanding the foregoing, the Company and the Guarantors reserve the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in their discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If for any reason Corporation Service Company ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Company and the Guarantors will appoint a successor Authorized Agent in accordance with the preceding sentence. Each of the Company and each Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent in full force and effect until this First Supplemental Indenture has been satisfied and discharged in accordance with Article Four or Article Thirteen of the Existing Indenture. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Company and the Guarantors shall be deemed, in every respect, effective service of process on the Company and the Guarantors, respectively.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

WMC FINANCE (USA) LIMITED.

By:	/s/ Bruce R. Brook
	Name:	Bruce R. Brook
	Title:	Chief Financial Officer

WMC RESOURCES LTD.

By:	/s/ Bruce R. Brook
	Name:	Bruce R. Brook
	Title:	Chief Financial Officer

WMC (OLYMPIC DAM CORPORATION) PTY LTD

By:	/s/ Bruce R. Brook
	Name:	Bruce R. Brook
	Title:	Chief Financial Officer

WMC FERTILIZERS PTY LTD

By:	/s/ Bruce R. Brook
	Name:	Bruce R. Brook
	Title:	Chief Financial Officer

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Vanessa Loh

Name: Vanessa Loh
Title: Assistant Vice President

Annex A

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 2.7(b)(i)

of the Supplemental Indenture)

The Bank of New York,

  as Trustee

Re: [        ]% Guaranteed Notes due [        ] of

WMC Finance (USA) Limited (the “Notes”)

Reference is hereby made to the First Supplemental Indenture, dated May 8, 2003 (the “Supplemental Indenture”), among WMC Finance (USA) Limited, WMC Resources Ltd, WMC (Olympic Dam Corporation) Pty Ltd, WMC Fertilizers Pty Ltd and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $                     principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. [            ]) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [            ]), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both (Common Code: [            ]; ISIN: [            ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

1.	If the transfer is being effected pursuant to Rule 903 and Rule 904:

a.	the offer of the Notes was not made to a person in the United States;

b.	either:

A-1

i.	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

ii.	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

c.	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

d.	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

e.	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both.

2.	If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144 under the Securities Act.

[Insert Name of Transferor]

By:
Name: Title:

Date:

cc: WMC Finance (USA) Limited

A-2

Annex B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 2.7(b)(ii)

of the Supplemental Indenture)

The Bank of New York,

  as Trustee

Re: [        ]% Guaranteed Notes due [        ] of

WMC Finance (USA) Limited (the “Notes”)

Reference is hereby made to the First Supplemental Indenture, dated May 8, 2003 (the “Supplemental Indenture”), among WMC Finance (USA) Limited, WMC Resources Ltd, WMC (Olympic Dam Corporation) Pty Ltd, WMC Fertilizers Pty Ltd and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $                  principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. [            ]) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No. [            ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933, as amended (the “Securities Act”), or (ii) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

1.	If the transfer has been effected pursuant to Rule 903 and Rule 904:

a.	the offer of the Notes was not made to a person in the United States;

b.	either:

i.	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf

B-1

reasonably believed that the transferee was outside the United States, or

ii.	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

c.	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

d.	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

2.	If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

cc: WMC Finance (USA) Limited

B-2

Annex C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 2.7(b)(iii)

of the Supplemental Indenture)

[Transferor Certificate]

The Bank of New York,

  as Trustee

Re: [            ]% Guaranteed Notes due [            ] of

WMC Finance (USA) Limited (the “Notes”)

Reference is hereby made to the First Supplemental Indenture, dated May 8, 2003 (the “Supplemental Indenture”), among WMC Finance (USA) Limited, WMC Resources Ltd, WMC (Olympic Dam Corporation) Pty Ltd, WMC Fertilizers Pty Ltd and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $                 principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. [            ]) and held with the Depositary through [Euroclear] [Clearstream] (Common Code: [            ]; ISIN: [            ]) in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. [            ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters and initial purchasers, if any, of the Notes being transferred.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

cc: WMC Finance (USA) Limited